Eos Energy Enterprises Delivers Record Quarterly Revenue Nearly Equivalent to Full Year 2024, Reports Second Quarter 2025 Financial Results and Reaffirms 2025 Revenue Outlook • $15.2 million revenue, highest in Company history and nearly equivalent to full year 2024 • Z3 customer system performance, averaging nearly 88% RTE across multiple cycles and peaking at 89.5% on its highest individual cycle • Closed $336 million in concurrent offerings of common stock and convertible senior notes, strengthening the Company’s balance sheet and creating enhanced financial flexibility • Received $22.7 million for its second loan advance from the Department of Energy's (DOE) Loan Programs Office, totaling $91 million in funding since November 2024 loan closing • Extended its 26.5% convertible senior notes maturity to September 30, 2034, and reduced interest rate from 26.5% to 7.0%, beginning on June 30, 2026 • $18.8 billion commercial pipeline increased $3.2 billion vs. prior quarter led by over 10 GWh submitted to the UK Cap & Floor scheme, 15% sequential growth in 8-hour plus duration projects • Continuing capacity expansion: sub-assembly automation ramping in third quarter while second state-of-the-art manufacturing line on order • One Big Beautiful Bill Act (OBBBA) preserves manufacturing production tax credits with full stackability and transferability through 2029; Eos domestic content exceeds FEOC requirements for customer ITC • Reaffirms 2025 full year revenue guidance range of $150 million - $190 million EDISON, N.J., July 30, 2025 — Eos Energy Enterprises, Inc. (NASDAQ: EOSE) ("Eos" or the “Company”) is an American energy company and the leading innovator in designing, sourcing, manufacturing, and providing zinc-based battery energy storage systems (BESS) manufactured in the United States, today announced its financial results for the second quarter ended June 30, 2025. Second Quarter Highlights • Record quarterly revenue of $15.2 million, a 46% increase compared to the prior quarter and up 17x from the same period last year, driven by increased production volumes. Factory shipments increased 122% quarter-over-quarter, with 50% of the production volume delivered for a strategic customer project. • Gross loss of $31.0 million, a 32-point margin improvement from the prior quarter, driven by increased production volumes and operational efficiencies partially offset by one-time lower than average selling prices. • Operating expenses totaled $32.9 million, a decrease from prior quarter excluding $5.4 million in one-time non-recurring items. • $222.9 million net loss attributable to shareholders driven by $151.8 million non-cash changes in fair value tied to mark-to-market adjustments related to the Company’s increased stock price as of June 30, 2025, loss recorded for the repurchase of the Company’s outstanding 2026 convertible notes, and loss recorded as part of the prepayment under the Delayed Draw Term Loan. • Adjusted EBITDA loss of $51.6 million, a 75-point margin improvement from prior quarter, driven by improved gross margins and operational leverage. • Total cash of $183.2 million, including restricted cash, as of June 30, 2025. • Commercial opportunity pipeline of $18.8 billion, an increase of 21% compared to prior quarter and 37% compared to June 30, 2024, with a $672.5 million orders backlog.

“The team delivered our strongest operational quarter to date – production scaled rapidly prior to subassembly fully coming online, revenue nearly surpassed all of 2024, and Z3 customer field data has been outperforming its initial product specifications for round trip efficiency,” said Joe Mastrangelo, Eos Chief Executive Officer. “We’ve made significant progress in advancing our commercial pipeline, while improving our operating performance. We are continuing to expand our manufacturing capacity to provide our customers with the confidence in Eos’ ability to deliver large scale projects.” 2025 Outlook • For the full year 2025, Eos continues to expect revenue between $150 million and $190 million. Less than two years ago, the Company initiated its manufacturing expansion plan. Last year, it successfully launched its first state-of-the-art manufacturing line with battery modules being produced every 10 seconds. To further increase capacity and drive cost reductions, Eos is now implementing subassembly automation which should more than double the throughput of the battery module line. Together, these two programs allow the Company to ramp production in the second half of 2025 to an annualized rate of 2 GWh per year. Recent Business Highlights Commercial Growth Macro-level trends are driving a secular shift in power demand, with industries such as artificial intelligence and data centers accelerating the need for resilient, scalable energy infrastructure. Meeting this demand will require a diverse mix of energy solutions, and Eos is well-positioned to be a key contributor to America’s energy independence. In the second quarter, the Company added $3.2 billion to its commercial pipeline, bringing the total to $18.8 billion, representing 77 GWh of energy storage capacity with approximately 20% of it being connected to the build out of data centers. Eos continues to advance three large Memorandum of Understanding (MOUs) totaling 6.2 GWh along with several emerging large-scale opportunities. Early in the quarter, Eos signed a 5 GWh MOU with Frontier Power, a leading UK developer of energy infrastructure. Since then, Frontier has submitted over 10 GWh of projects using Eos technology to the UK’s Cap and Floor scheme — more than double the original commitment — highlighting strong UK demand for 8-hour plus storage. More than half of Eos’ pipeline is now stand-alone energy storage projects as system operators increasingly look for solutions that manage grid volatility, ease congestion, and minimize curtailment across all types of power generating assets. Crucially, stand-alone storage remains fully eligible under Section 48E of the Investment Tax Credit (ITC) under the OBBBA. With over 90% domestic content, Eos is strongly positioned to meet evolving Foreign Entity of Concern (FEOC) requirements offering customers both energy security and the ability to maximize domestic energy incentives. Enhanced Liquidity to Accelerate Growth During the quarter, Eos executed and closed $336 million in concurrent offerings of common stock and convertible senior notes. The offerings were significantly oversubscribed, demonstrating strong investor confidence in Eos’ growth potential and progress against its strategic plan. These transformative transactions mark a critical inflection point that unlock the financial flexibility required to scale operations and meet long duration energy storage demand. The offerings also allowed the Company to restructure key portions of its debt, materially lowering its cost of capital while strengthening its balance sheet, with the overall transaction resulting in approximately $400 million in savings over the prior terms of the Company’s debt. Post quarter end, the Company also extended the maturity of its 26.5% convertible senior notes to September 30, 2034, and reduced the interest rate from 26.5% to 7.0% beginning on June 30, 2026. At the same time, an affiliate of Cerberus Capital Management, L.P. (“Cerberus”) granted a no-penalty extension until and through October 31, 2025, for the Company to achieve the last cash receipt milestone under its Delayed Draw Term Loan. This is the last outstanding performance milestone under the Delayed Draw Term Loan facility. Earnings Conference Call and Webcast Eos will host a conference call to discuss its second quarter 2025 results on July 31, 2025, at 8:30 a.m. ET. The live webcast of the earnings call will be available on the “Investor Relations” page of the Company’s website at Eos Investors or may be accessed using this link (registration link). To avoid delays, we encourage participants to join the conference call fifteen minutes ahead of the scheduled start time. The conference call will be available via webcast through Eos’ investor relations website for twelve months following the live presentation. The webcast replay will be available from approximately 11:30 a.m. ET on July 31, 2025, and can be accessed by visiting Eos Investors. About Eos Energy Enterprises Eos is accelerating the shift to American energy independence with positively ingenious solutions that transform how the world stores power. The Company’s BESS features the innovative Znyth™ technology, a proven chemistry with readily available non-precious earth components, that is the pre-eminent safe, non- flammable, secure, stable, and scalable alternative to conventional lithium-ion technology. The Company’s BESS is ideal for utility-scale, microgrid, commercial, and industrial long-duration energy storage applications (i.e., 4 to 16+ hours), and provides customers with significant operational flexibility to effectively address current and future increased grid demand and complexity. For more information about Eos (NASDAQ: EOSE), visit eose.com. Contacts Investors: ir@eose.com Media: media@eose.com Forward Looking Statements Except for the historical information contained herein, the matters set forth in this press release are forward- looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our expected revenue, for the fiscal years December 31, 2025, our path to profitability and strategic outlook, statements regarding orders backlog and opportunity pipeline, statements regarding our expectation that we can continue to increase product volume on our state-of-the-art manufacturing line, statements regarding our future expansion and its impact on our ability to scale up operations, statements regarding our expectation that we can continue to strengthen our overall supply chain, statements regarding our expectation that our new comprehensive insurance program will provide increased operational and economic certainty, statements that refer to the delayed draw term loan with Cerberus, milestones thereunder and the anticipated use of proceeds, statements that refer to outlook, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and the information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to achieve the operational milestones on the delayed draw term loan; our ability to raise financing in the future; risks associated with the credit agreement with Cerberus, including risks of default, dilution of outstanding Common Stock, consequences for failure to meet milestones and contractual lockup of shares; our customers’ ability to secure project financing; the amount of final tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act; the timing and availability of future funding under the Department of Energy Loan Facility; our ability to continue to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; our ability to convert firm order backlog and pipeline to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance; risks associated with changes to the U.S. trade environment; our ability to maintain the listing of our shares of common stock on NASDAQ; our ability to grow our business and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees; risks related to the adverse changes in general economic conditions, including inflationary pressures and increased interest rates; risk from supply chain disruptions and other impacts of geopolitical conflict; changes in applicable laws or regulations; the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; other factors beyond our control; risks related to adverse changes in general economic conditions; and other risks and uncertainties. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise Key Metrics Backlog. Our backlog represents the amount of revenue that we expect to realize from existing agreements with our customers for the sale of our battery energy storage systems and performance of services. The backlog is calculated by adding new orders in the current fiscal period to the backlog as of the end of the prior fiscal period and then subtracting the shipments in the current fiscal period. If the amount of an order is modified or cancelled, we adjust orders in the current period and our backlog accordingly, but do not retroactively adjust previously published backlogs. There is no comparable US-GAAP financial measure for backlog. We believe that the backlog is a useful indicator regarding the future revenue of our Company. Pipeline. Our pipeline represents projects for which we have submitted technical proposals or non-binding quotes plus letters of intent (“LOI”) or firm commitments from customers. Pipeline does not include lead generation projects. Booked Orders. Booked orders are orders where we have legally binding agreements with a Purchase Order (“PO”), or Master Supply Agreement (“MSA”) executed by both parties.

Non-GAAP Financial Measures To provide investors with additional information regarding our financial results, we have disclosed in this earnings release non-GAAP financial measures, including adjusted EBITDA and adjusted EPS, which are non-GAAP financial measures as defined under the rules of the SEC. These non-GAAP financial measures should be considered supplemental to, not a substitute for, or superior to, the financial measures of the Company’s calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes adjusted EBITDA, and adjusted EPS are useful measures in evaluating its financial and operational performance distinct and apart from financing costs, certain non-cash expenses and non- operational expenses. We believe that non-GAAP financial information, when taken collectively may be helpful to our investors in assessing its operating performance. There are a number of limitations related to the use of these non- GAAP financial measures and their nearest GAAP equivalents. For example, the Company’s definitions of non-GAAP financial measures may differ from non-GAAP financial measures used by other companies. Below is a description of the non-GAAP financial information included herein as well as reconciliations to the most directly comparable GAAP measure. You should review the reconciliations below but not rely on any single financial measure to evaluate our business. Adjusted EBITDA is defined as earnings (net loss) attributable to Eos adjusted for interest expense, income tax, depreciation and amortization, non-cash stock-based compensation expense, change in fair value of debt and derivatives, debt extinguishment, and other non-cash or non-recurring items as determined by management which it does not believe to be indicative of its underlying business trends. Adjusted EPS is defined as GAAP net loss per common share as adjusted for non-cash stock-based compensation expense change in fair value of debt and derivatives and debt extinguishment per common share.

**EOS ENERGY ENTERPRISES, INC.**
**UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS**
(In thousands, except share and per share amounts)

| | Three Months Ended June 30, | | Six Months Ended June 30, | |
|---|---|---|---|---|
| | 2025 | 2024 | 2025 | 2024 |
| Revenue | $ 15,236 | $ 898 | $ 25,693 | $ 7,499 |
| Cost of goods sold | 46,189 | 14,121 | 81,185 | 42,350 |
| **Gross profit (loss)** | (30,953) | (13,223) | (55,492) | (34,851) |
| **Operating expenses** | | | | |
| Research and development expenses | 7,201 | 4,250 | 14,038 | 9,450 |
| Selling, general and administrative expenses | 25,488 | 11,293 | 46,483 | 25,535 |
| Loss from write-down of property, plant and equipment | 205 | 271 | 766 | 336 |
| **Total operating expenses** | 32,894 | 15,814 | 61,287 | 35,321 |
| **Operating Loss** | (63,847) | (29,037) | (116,779) | (70,172) |
| **Other (expense) income** | | | | |
| Interest expense, net | (2,129) | (3,515) | (2,293) | (7,782) |
| Interest expense - related party | (4,510) | (4,912) | (10,291) | (9,763) |
| Change in fair value of debt - related party | 31,615 | (240) | 25,682 | (240) |
| Change in fair value of warrants | (57,936) | (7,941) | (12,011) | (5,041) |
| Change in fair value of derivatives - related parties | (76,455) | (47,727) | (41,869) | (47,193) |
| (Loss) gain on debt extinguishment | (49,063) | 68,478 | (49,063) | 68,478 |
| Other expense | (606) | (3,270) | (1,166) | (3,134) |
| **Loss before income taxes** | $ (222,931) | $ (28,164) | $(207,790) | $ (74,847) |
| Income tax expense | 6 | 8 | 11 | 33 |
| **Net Loss attributable to shareholders** | $ (222,937) | $ (28,172) | $(207,801) | $ (74,880) |
| Remeasurement of Preferred Stock - related party | (21,385) | (23,671) | 58,612 | (23,671) |
| Down round deemed dividend | (4,456) | — | (4,456) | — |
| **Net Loss attributable to common shareholders** | $ (248,778) | $ (51,843) | $(153,645) | $ (98,551) |
| **Other Comprehensive Loss** | | | | |
| Change in fair value of debt - credit risk - related party | $ (6,224) | $ — | $ (6,224) | $ — |
| Foreign currency translation adjustment | 14 | 1 | 21 | (4) |
| **Comprehensive Loss attributable to common shareholders** | $ (254,988) | $ (51,842) | $(159,848) | $ (98,555) |
| **Basic and diluted Loss per share attributable to common shareholders** | | | | |
| Basic | $ (1.05) | $ (0.25) | $ (0.66) | $ (0.48) |
| Diluted | $ (1.05) | $ (0.25) | $ (0.66) | $ (0.48) |
| **Weighted average shares of common stock** | | | | |
| Basic | 237,741,328 | 211,137,189 | 231,616,540 | 206,225,126 |
| Diluted | 237,741,328 | 211,137,189 | 231,616,540 | 206,225,126 |

EOS ENERGY ENTERPRISES, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share amounts) June 30, 2025 December 31, 2024 Balance sheet data Cash and cash equivalents $ 120,225 $ 74,292 Other current assets $ 112,052 $ 105,620 Property, plant and equipment, net $ 75,533 $ 45,660 Other assets $ 53,185 $ 34,746 Total assets $ 360,995 $ 260,318 Total liabilities $ 931,693 $ 842,085 Mezzanine equity - preferred stock $ 532,269 $ 488,696 Total deficit $ (1,102,967) $ (1,070,463) EOS ENERGY ENTERPRISES, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, except share and per share amounts) Six Months Ended June 30, 2025 2024 Net cash used in operating activities $ (95,046) $ (66,807) Net cash used in investing activities (11,959) (10,299) Net cash provided by financing activities 186,820 50,024 Effect of exchange rate changes on cash, cash equivalents and restricted (2) (6) Net increase (decrease) in cash, cash equivalents and restricted cash 79,813 (27,088) Cash, cash equivalents and restricted cash, beginning of the period 103,362 84,667 Cash, cash equivalents and restricted cash, end of the period $ 183,175 $ 57,579

**EOS ENERGY ENTERPRISES, INC.**

**UNAUDITED RECONCILIATION OF NET LOSS TO EBITDA LOSS AND ADJUSTED EBITDA LOSS**

(In thousands)

| | Three Months Ended June 30, | | Six Months Ended June 30, | |
|---|---|---|---|---|
| | **2025** | **2024** | **2025** | **2024** |
| **Net loss** | $ (222,937) | $ (28,172) | $ (207,801) | $ (74,880) |
| add: Interest expense | 6,639 | 8,427 | 12,584 | 17,545 |
| add: Income tax expense | 6 | 8 | 11 | 33 |
| add: Depreciation and amortization | 2,935 | 1,371 | 5,615 | 2,568 |
| **EBITDA loss** | (213,357) | (18,366) | (189,591) | (54,734) |
| add: Stock based compensation | 7,127 | 1,857 | 14,701 | 4,798 |
| add: Change in fair value of derivatives | 134,390 | 55,668 | 53,880 | 52,234 |
| (deduct) add: Change in fair value of debt | (31,615) | 240 | (25,682) | 240 |
| add (deduct): (Gain) loss on debt extinguishment | 49,063 | (68,478) | 49,063 | (68,478) |
| add: Other non-cash or non-recurring | 2,766 | — | 2,766 | — |
| **Adjusted EBITDA loss** | $ (51,626) | $ (29,079) | $ (94,863) | $ (65,940) |

**EOS ENERGY ENTERPRISES, INC.**

**UNAUDITED RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS PER SHARE**

(In thousands)

| | Three Months Ended June 30, | | Six Months Ended June 30, | |
|---|---|---|---|---|
| | **2025** | **2024** | **2025** | **2024** |
| **Net loss attributable to common shareholders** | $ (248,778) | $ (51,843) | $ (153,645) | $ (98,551) |
| add: Stock based compensation | 7,127 | 1,857 | 14,701 | 4,798 |
| add: Change in fair value of derivatives | 134,390 | 55,668 | 53,880 | 52,234 |
| (deduct) add: Change in fair value of debt | (31,615) | 240 | (25,682) | 240 |
| add (deduct): (Gain) loss on debt extinguishment | 49,063 | (68,478) | 49,063 | (68,478) |
| add: Other non-cash or non-recurring | 2,766 | — | 2,766 | — |
| **Adjusted net loss attributable to common shareholders** | $ (87,047) | $ (62,556) | $ (58,917) | $ (109,757) |
| | | | | |
| **Basic and diluted loss per share attributable to common shareholders** | | | | |
| Basic | $ (1.05) | $ (0.25) | $ (0.66) | $ (0.48) |
| Diluted | $ (1.05) | $ (0.25) | $ (0.66) | $ (0.48) |
| | | | | |
| **Basic and diluted adjusted loss per share attributable to common shareholders** | | | | |
| Basic | $ (0.37) | $ (0.30) | $ (0.25) | $ (0.53) |
| Diluted | $ (0.37) | $ (0.30) | $ (0.25) | $ (0.53) |
| | | | | |
| **Weighted average shares of common stock** | | | | |
| Basic | 237,741,328 | 211,137,189 | 231,616,540 | 206,225,126 |
| Diluted | 237,741,328 | 211,137,189 | 231,616,540 | 206,225,126 |